Exhibit 99.1

Form 3 Joint Filer Information

Name:  Harbor Drive Special Situations Master Fund, Ltd.

Address:  262 Harbor Drive, Stamford CT 06902

Designated Filer:  CRT Capital Group LLC

Issuer & Ticker Symbol:  MRU Holdings, Inc. (“UNCL”)

Date of Event Requiring Statement:  February 16, 2007

Name:  Harbor Drive Asset Management LLC

Address:  262 Harbor Drive, Stamford, CT 06902

Designated Filer:  CRT Capital Group LLC

Issuer & Ticker Symbol:  MRU Holdings, Inc. (“UNCL”)

Date of Event Requiring Statement:  February 16, 2007

Name:  C. Michael Vaughn

Address:  262 Harbor Drive, Stamford CT 06902

Designated Filer:  CRT Capital Group LLC

Issuer & Ticker Symbol:  MRU Holdings, Inc. (“UNCL”)

Date of Event Requiring Statement:  February 16, 2007

Name:  J. Christopher Young

Address:  262 Harbor Drive, Stamford CT 06902

Designated Filer:  CRT Capital Group LLC

Issuer & Ticker Symbol:  MRU Holdings, Inc. (“UNCL”)

Date of Event Requiring Statement:  February 16, 2007